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         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         As independent certified public accountants, we hereby consent to the use of our report dated September 26, 2000, relating to the financial statements of Continental Sports Management, LLC and to all references to our Firm included in or made a part of this Form SB-2 Registration Statement and to the reference to our Firm under the caption "Experts" in each Prospectus.


                                       Lublin, Sussman Rosenberg & Damrauer, LLP

Toledo, Ohio
April 11, 2001